Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Barnabus Enterprises Ltd. of our Auditors' Report, dated August 17, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Barnabus Enterprises Ltd. for the year ended May 31, 2004.

Vancouver, British Columbia September 23, 2004	/s/ Dale Matheson Carr-Hilton LaBonte DALE MATHESON CARR-HILTON LABONTE CHARTERED ACCOUNTANTS